EXHIBIT 5.4

[LETTERHEAD OF LATHAM & WATKINS LLP]

March 18, 2003

Sempra Energy

Sempra Energy Global Resources

Sempra Energy Capital Trust II

Sempra Energy Capital Trust III

c/o Sempra Energy

101 Ash Street

San Diego, CA 92101

Re:	Registration Statement on Form S-3 of Sempra Energy, Sempra Energy Global Enterprises, Sempra Energy Capital Trust II and Sempra Energy Capital Trust III

Ladies and Gentlemen:

In connection with the registration statement on Form S-3 (Registration Nos. 333-103588, 333-103588-01, 333-103588-02 and 333-103588-03) filed on March 4, 2003, as amended by Amendment No. 1 thereto filed on March 18, 2003 (collectively, the “Registration Statement”), by Sempra Energy, a California corporation, Sempra Energy Global Enterprises, a California corporation, Sempra Energy Capital Trust II, a Delaware trust, and Sempra Energy Capital Trust III, a Delaware trust (collectively, the “Registrants”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, you have requested our opinion with respect to the matters set forth below.

We have reviewed the prospectus (the “Prospectus”) which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus as supplemented by various Prospectus Supplements will provide for the offering of up to $2,900,000,000 aggregate offering price of (i) one or more series of unsecured senior or subordinated debt securities which may be issued by Sempra Energy and/or Sempra Energy Global Enterprises (collectively, the “Debt Securities”), (ii) shares of common stock, without par value, which may be issued by Sempra Energy (the “Common Stock”), (iii) shares of preferred stock, without par value, which may be issued by Sempra Energy (the “Preferred Stock”), (iv) trust preferred securities which may be issued by Sempra Energy Capital Trust II and/or Sempra Energy Capital Trust III (each, a “Trust”) pursuant to each Trust’s respective Amended and Restated Declaration of Trust (each, an “Amended Declaration”; such trust preferred securities, collectively, the “Trust Preferred Securities”), (v) warrants to purchase Debt Securities, which may be issued by Sempra Energy and/or Sempra Energy Global Enterprises, or warrants to purchase Preferred Stock or Common Stock, which may be issued by Sempra Energy (collectively, the “Warrants”), (vi) securities purchase contracts which may be issued by Sempra Energy to purchase Common Stock, Preferred Stock or Debt Securities of Sempra Energy (collectively, the “Securities Purchase Contracts”), (vii) securities purchase units of Sempra Energy consisting of a Securities Purchase Contract and, as security for the holder’s obligations to purchase the securities under the Securities Purchase Contract, Debt Securities of Sempra Energy, debt obligations of third parties, including U.S. Treasury securities, or preferred securities of a trust (collectively, the “Securities Purchase Units”), (viii) depositary shares that may be issued by Sempra Energy (the “Depositary Shares”) and (ix) guarantees of Trust Preferred Securities of the Trusts which may be issued by Sempra Energy (the “Trust Preferred Securities Guarantees”) and guarantees of Debt Securities of Sempra Energy Global Enterprises which may be issued by Sempra Energy (the “Debt Securities Guarantees,” and together with the Trust Preferred Securities Guarantees, the “Guarantees”). The Debt Securities, the Common Stock, the Preferred Stock, the Trust Preferred Securities, the Warrants, the Securities Purchase Contracts, the Securities Purchase Units, the Depositary Shares, and the Guarantees are collectively referred to herein as the “Securities.”

March 18, 2003

The terms of the Debt Securities may provide that they are exchangeable and/or convertible into shares of Common Stock. Any Debt Securities will be issued pursuant to one or more indentures and one or more supplements thereto (collectively, the “Indentures”), between the issuer of such Debt Securities and a trustee (each, a “Trustee”). The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), by and among Sempra Energy and/or Sempra Energy Global Enterprises and a financial institution identified therein as a warrant agent (each, a “Warrant Agent”). The Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”), by and among Sempra Energy and a financial institution identified therein as the depositary (each, a “Depositary”). Sempra Energy may issue receipts (“Depositary Receipts”) for Depositary Shares, each of which will represent a fractional share of Preferred Stock represented by Depositary Shares. The Securities Purchase Contracts and Securities Purchase Units will be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”), by and between Sempra Energy and a financial institution identified therein as a purchase contract agent (each, a “Purchase Contract Agent”).

In our capacity as your special counsel in connection such registration, we are familiar with the proceedings taken and proposed to be taken by the Registrants in connection with the authorization and issuance of the Securities, and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Registrants and others. We have not independently verified such factual matters.

We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of New York and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.  When the specific terms of any particular series of Debt Securities have been duly established in accordance with the terms of the applicable Indenture and applicable law, and such Debt Securities have been duly executed, authenticated and delivered against payment therefor as contemplated by the terms and provisions of the applicable Indenture and by the Registration Statement and/or applicable Prospectus Supplement, such Debt Securities will constitute legally valid and binding obligations of Sempra Energy and/or Sempra Energy Global Enterprises, as the case may be, enforceable against Sempra Energy and/or Sempra Energy Global Enterprises, as the case may be, in accordance with the terms of such Debt Securities.

2.  When the specific terms of any particular series of Debt Securities Guarantees and the related Debt Securities have been duly established in accordance with the terms of the applicable Indenture and applicable law, and such Debt Securities Guarantees and related Debt Securities have been executed, authenticated and delivered against payment therefor as contemplated by the terms and provisions of the applicable Indenture and by the Registration Statement and/or the applicable Prospectus Supplement, such Debt Securities Guarantees will constitute legally valid and binding obligations of Sempra Energy, enforceable against Sempra Energy in accordance with the terms of such Debt Securities Guarantees.

3.  When the specific terms of any particular Trust Preferred Securities Guarantees and the related Trust Preferred Securities have been duly established in accordance with the terms of the applicable Amended Declaration and applicable law, and such Trust Preferred Securities Guarantees and such related Trust Preferred Securities have been duly executed, authenticated and delivered against payment therefor as contemplated by the terms and provisions of the applicable Amended Declaration and by the Registration Statement and/or the applicable Prospectus Supplement, such Trust Preferred Securities Guarantees will be legally valid and binding obligations of Sempra Energy, enforceable against Sempra Energy in accordance with the terms of such Trust Preferred Securities Guarantees.

March 18, 2003

4.  When any particular Deposit Agreement has been duly authorized, executed and delivered by Sempra Energy in accordance with applicable law, the specific terms of a particular issuance of Depositary Shares have been duly authorized and duly established in accordance with such Deposit Agreement and applicable law, and the related Depositary Receipts have been duly executed and delivered by the Depositary against payment therefor as contemplated by such Deposit Agreement, the Registration Statement and/or the applicable Prospectus Supplement and by such authorization, and assuming the underlying Preferred Stock has been duly authorized and validly issued and deposited with the Depositary, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in such Depositary Agreement and such Depositary Receipts.

5.  When any particular Warrant Agreement has been duly authorized, executed and delivered by Sempra Energy and/or Sempra Energy Global Enterprises in accordance with applicable law, the specific terms of the related Warrants have been duly authorized and duly established in accordance with such Warrant Agreement and applicable law, and the Warrants have been duly executed, authenticated and delivered against payment therefor as contemplated by such Warrant Agreement, the Registration Statement and/or the applicable Prospectus Supplement and by such authorization, and assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law and, in the case of Warrants to purchase Debt Securities, when the terms of such Debt Securities and any related Debt Securities Guarantees have been duly authorized and established in accordance with the terms of the applicable Indenture and applicable law, the Warrants will be validly issued and will entitle the holders thereof to the rights specified in the Warrants and the Warrant Agreement.

6.  When any particular Purchase Contract Agreement has been duly authorized, executed and delivered by Sempra Energy in accordance with applicable law, the specific terms of the related Securities Purchase Contracts and/or Securities Purchase Units have been duly authorized and duly established in accordance with such Purchase Contract Agreement and applicable law, and the Securities Purchase Contracts and/or Securities Purchase Units have, as applicable, been duly executed, authenticated and delivered against payment therefor as contemplated by such Purchase Contract Agreement, the Registration Statement and/or the applicable Prospectus Supplement and by such authorization, and, in the case of a Securities Purchase Contract for Debt Securities of Sempra Energy (and/or a Securities Purchase Unit comprised in part of such a Securities Purchase Contract), when the specific terms of such Debt Securities and any related Debt Securities Guarantees have been established in accordance with the terms of the applicable Indenture and applicable law, and assuming the securities issuable upon exercise of such Securities Purchase Contract (and/or a Securities Purchase Unit comprised in part of such a Securities Purchase Contract) have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law, the Securities Purchase Contracts and/or Securities Purchase Units will be validly issued and will entitle the holders thereof to the rights specified in the Securities Purchase Contracts and/or Securities Purchase Units and the Purchase Contract Agreement, as applicable.

The opinions rendered in paragraphs 1 through 6 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy. We express no opinion (i) concerning the enforceability of the waiver of rights or defenses with respect to stay, extension or usury laws or (ii) with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

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To the extent that the obligations of each of Sempra Energy and Sempra Energy Global Enterprises under Debt Securities and Debt Securities Guarantees may be dependent upon such matters, we assume for purposes of this opinion that each of Sempra Energy, Sempra Energy Global Enterprises and each Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each of Sempra Energy and Sempra Energy Global Enterprises and each Trustee is duly qualified to engage in the activities contemplated by the respective Indenture; that each Indenture has been duly authorized, executed and delivered by the respective Trustee and each of Sempra Energy and Sempra Energy Global Enterprises, as applicable, and constitutes the legally valid and binding obligation of each of Sempra Energy, Sempra Energy Global Enterprises and each such Trustee, as applicable, enforceable against each of Sempra Energy, Sempra Energy Global Enterprises and each Trustee in accordance with its terms; that each Trustee is in compliance, generally and with respect to acting as a trustee under the respective Indenture, with all applicable laws and regulations; and that each of Sempra Energy, Sempra Energy Global Enterprises and each Trustee has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the respective Indenture.

To the extent that the obligations of Sempra Energy under Trust Preferred Guarantees may be dependent upon such matters, we assume for purposes of this opinion that Sempra Energy and each respective Trust and trustee under the respective Amended Declaration that is an entity is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that any trustee under the respective Amended Declaration that is an individual has all the necessary legal capacity to execute and deliver such Amended Declaration; that Sempra Energy and each respective Trust and trustee is duly qualified to engage in the activities contemplated by the respective Amended Declaration; that each Amended Declaration has been duly authorized, executed and delivered by Sempra Energy and each respective Trust and trustee, as applicable, and constitutes the legally valid and binding obligation of Sempra Energy and each respective Trust and trustee, enforceable against Sempra Energy and each respective Trust and trustee in accordance with their respective terms; that each trustee is in compliance, generally and with respect to acting as a trustee under the respective Amended Declaration, and with all applicable laws and regulations; and that Sempra Energy and each respective Trust and trustee has the requisite organizational, as applicable, and legal power and authority to execute and deliver and to perform its obligations under the respective Amended Declaration.

To the extent that the obligations of Sempra Energy under any Deposit Agreement and related Depositary Receipts may be dependent upon such matters, we assume for purposes of this opinion that each of Sempra Energy and the Depositary will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each of Sempra Energy and the Depositary will be duly qualified to engage in the activities contemplated by the Deposit Agreement and the Depositary Receipts; that the Deposit Agreement and the Depositary Receipts will be duly authorized, executed and delivered by each of Sempra Energy and the Depositary and will constitute the legally valid and binding obligation of each of Sempra Energy and the Depositary, enforceable against each of Sempra Energy and the Depositary in accordance with its terms; that the Depositary will be in compliance, generally and with respect to acting as a depositary under the Deposit Agreement and with respect to the Depositary Receipts, with all applicable laws and regulations; and that each of Sempra Energy and the Depositary will have the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Deposit Agreement and the Depositary Receipts.

To the extent that the obligations of Sempra Energy and Sempra Energy Global Enterprises under Warrant Agreements and Warrants may be dependent upon such matters, we assume for purposes of this opinion that each of Sempra Energy, Sempra Energy Global Enterprises and the Warrant Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each of Sempra Energy, Sempra Energy Global Enterprises and the Warrant Agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement and the Warrants; that the Warrant Agreement will be duly authorized, executed and delivered by each of Sempra Energy or Sempra Energy Global Enterprises, as applicable, and the Warrant Agent and will constitute the legally valid and binding obligation of each of Sempra Energy or Sempra Energy Global Enterprises, as applicable, and the Warrant Agent, enforceable against each such party in

March 18, 2003

accordance with its terms; that the Warrant Agent will be in compliance, generally and with respect to acting as a warrant agent under the Warrant Agreement and with respect to the Warrants, with all applicable laws and regulations; and that each of Sempra Energy or Sempra Energy Global Enterprises, as applicable, and the Warrant Agent will have the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Warrant Agreement and the Warrants.

To the extent that the obligations of Sempra Energy under Purchase Contract Agreements, Securities Purchase Contracts and Securities Purchase Units may be dependent upon such matters, we assume for purposes of this opinion that each of Sempra Energy and the Purchase Contract Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each of Sempra Energy and the Purchase Contract Agent will be duly qualified to engage in the activities contemplated by the Purchase Contract Agreement, the Securities Purchase Contract and the Securities Purchase Units; that the Purchase Contract Agreement will be duly authorized, executed and delivered by Sempra Energy and the Purchase Contract Agent and will constitute the legally valid and binding obligation of each of Sempra Energy and the Purchase Contract Agent, enforceable against each such party in accordance with its terms; that the Purchase Contract Agent will be in compliance, generally and with respect to acting as a purchase contract agent under the Purchase Contract Agreement and with respect to the Securities Purchase Contracts and Securities Purchase Units, with all applicable laws and regulations; and that each of Sempra Energy and the Purchase Contract Agent will have the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Purchase Contract Agreement, the Securities Purchase Contracts and the Securities Purchase Units, as applicable.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Validity of the Securities and the Guarantees” in the Prospectus included therein.

Very truly yours,

/s/ LATHAM & WATKINS LLP